UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 9, 2011

CELLDONATE INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-159300

Nevada	06-1791524
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

228 Hamilton Avenue Palo Alto, California 94301
(Address of Principal Executive Offices, Including Zip Code)

650-701-3325
(Registrant's Telephone Number, Including Area Code)

1111 Alberni Street, Suite 3606
Vancouver, British Columbia, Canada V6E 4V2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Principal Officer and a Board Member

On May 9, 2011, David Strebinger advised the Registrant of his resignation as President, Chief Executive Officer, Secretary and Director from the Registrant.  The Board of Directors accepted Mr. Strebinger’s resignation and thanked him for his past services to the Registrant.  Mr. Strebinger’s decision to resign did not arise or result from any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.  Mr. Strebinger had been an officer and director of the Registrant since August, 2006.

Appointment of Principal Officer and a Director

On May 9, 2011, the Board of Directors of the Registrant appointed Jon Sofeild to serve as the President, Chief Executive Officer and Secretary of the Registrant and also appointed Mr. Sofeild to be a director of the Registrant and to serve until the next annual meeting of shareholders and until his successor is elected and qualified.   Mr. Sofeild’s resume is set forth below.

Jon Sofield, 46, was appointed on May 9, 2011 as the President, Chief Executive Officer, and Secretary of our Company.  From May 2009 to the present Mr. Sofield worked as a consultant for various companies in local media, strategy & business development.  Mr. Sofield was the Vice President of Business Development for Centered & Thedealmap from March 2010 to April 2011, and was focused on assisting the company to build a solid foundation of distribution and content acquisition.  He was the Vice President of Zvents from February 2007 to June 2009.  Zvents, is a provider of local search services and one of Mr. Sofield’s responsibilities was to built a mature and repeatable process for promoting and selling the Zvents platform.  From June 2006 to February 2007 Mr. Sofield was Vice President Sales & Business Development for Real Time Matrix and was responsible for establishing marketing strategy and directing the company in terms of user adoption.  Mr. Sofield was a consultant of business development for Vayusphere to help with strategy and business development from July 2006 to June 2007.  He was also Founder & CEO of Podloco from July 2005 to July 2007 where he set up and created a unique podcasting service for communities and regions.  From February 2005 to June 2006 he was a business development consultant for Akonix which provides a platform for Instant Messenger applications and he was brought on board to create a strategy and plan for launching a new platform to develop IM applications.  He was the Vice President of Business Development for Intalio from November 2003 to January 2005.  He was responsible for all indirect revenue, partner alliances and M&A activity.

From June 1998 to November 2003 he worked as the Vice President of Sales at Commerce One, which is a leading provider of enterprise B2B solutions.  He established many business development partnerships with Content providers, SI’s and technology companies, strategically managed Microsoft, SAP and IBM, globally, innovated and devised new methods of market development, and participated in the company’s strategic direction.

Mr. Sofield’s education includes Business & Economics at Boston Tech College, UK and Honors Degree Civil 1987, Coventry University, UK.

Signature(s)

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Celldonate Inc.

Date: June 1, 2011	By:	/s/ Jon Sofield
Jon Sofield CEO